Exhibit 99



                           Joint Filer Information



The following filer has designated Stellar Funding Ltd. as the "Designated Filer" for purposes of the attached Form 3.


        Guggenheim Investment Management LLC
        135 East 57th Street, 9th Floor
        New York, NY 10022



Date:  March 8, 2004                 STELLAR FUNDING LTD.

                                     By: GUGGENHEIM INVESTMENT MANAGEMENT, LLC


                                     By: /s/  Todd Boehly
                                         --------------------------------------
                                         Name:   Todd Boehly
                                         Title:  Managing Director